Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Myriad Genetics, Inc.

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-3 No. 333-73124) of Myriad Genetics, Inc.,

2.	Registration Statement (Form S-3 No. 333-123914) of Myriad Genetics, Inc.,

3.	Registration Statement (Form S-8 No.’s 333-120398, 333-131653) pertaining to the Myriad Genetics, Inc. 2003 Employee, Director and Consultant Stock Option Plan and Myriad Genetics, Inc. Employee Stock Purchase Plan,

4.	Registration Statement (Form S-8 No. 333-115409) pertaining to the Myriad Genetics, Inc. 2003 employee, Director and Consultant Stock Option Plan,

5.	Registration Statement (Form S-8 No. 333-72978) pertaining to the Myriad Genetics, Inc. 1992 Employee, Director and Consultant Stock Option Plan (As Amended And Restated September 20, 2001),

6.	Registration Statement (Form S-8 No.’s 333-04700, 333-23255, 333-40961, 333-93363) pertaining to the 1992 Employee, Director and Consultant Stock Option Plan,

of our report dated August 27, 2007, with respect to the consolidated financial statements and the financial statement schedule of Myriad Genetics, Inc., and our report with respect to the effectiveness of internal control over financial reporting of Myriad Genetics, Inc., included in this Annual Report (Form 10-K) of Myriad Genetics, Inc. for the year ended June 30, 2007.

/s/ Ernst & Young LLP

Salt Lake City, Utah
August 27, 2007